UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado		80216
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2025, the Board of Directors (the “Board”) of SeaStar Medical Holding Corporation (the “Company”) terminated the employment of David Green, the Company’s Chief Financial Officer and Treasurer effective August 14, 2025. Because the termination was without “Cause” (as such term is defined in his employment agreement), subject to the Company and Mr. Green entering into a mutually agreeable separation and release agreement, the Company expects to (i) pay continued base salary of approximately $300,000 in termination payments to Mr. Green over 12 months; (ii) if timely elected, pay for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, for up to 18 months; and (iii) accelerate the vesting of unvested restricted stock units granted to Mr. Green, each in accordance with his employment agreement.

On August 19, 2025, the Board appointed Eric Schlorff, the Company’s Chief Executive Officer, as the Company’s principal financial officer, interim Chief Financial Officer and Treasurer, while the Company conducts a search for a permanent replacement. In addition, on August 19, 2025, the Board appointed Bradford Towne, the Company’s Controller, as the Company’s principal accounting officer.

Mr. Towne, age 48, has served as the Controller of SeaStar since February 2024. Prior to joining the Company, Mr. Towne was self-employed providing consulting and accounting services from May 2023 to February 2024, served as Chief Accounting Officer of JAL Equity, an owner and operator of marketing, printing, signage, promotion and e-Commerce businesses, from August 2022 to May 2023, served as Corporate Controller of Aytu BioPharma, Inc., a Nasdaq listed specialty pharmaceutical company, from June 2019 to February 2022, and served as Chief Accounting Officer of Gevo, Inc., a Nasdaq listed renewable fuels company, from January 2018 through June 2019. Mr. Towne spent 10 years in the audit practice at KPMG, LLP. Mr. Towne earned a Bachelor of Science from the University of Arizona and is an active Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation
		By:	/s/ Eric Schlorff
Date:	August 19, 2025	Name:	Eric Schlorff
		Title:	Chief Executive Officer